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                                   EXHIBIT 23
                     WELLS FARGO & COMPANY AND SUBSIDIARIES
                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors of
Wells Fargo & Company:

     We consent to the incorporation by reference in the Registration Statements noted below on Forms S-3, S-4 and S-8 of Wells Fargo & Company of our report dated January 16, 1996, except Note 15, which is as of February 27, 1996, relating to the consolidated balance sheet of Wells Fargo & Company and Subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1995, which report is incorporated by reference in the December 31, 1995 Annual Report on Form 10-K of Wells Fargo & Company.

  Registration
Statement Number      Form                         Description
----------------      ----                         -----------

33-34969               S-8    Employee Stock Purchase Plan

33-7274, 33-40781      S-8    Equity Incentive Plans

33-26052, 33-41731     S-8    Director Option Plans

2-93338                S-8    Tax Advantage Plan and Tax Advantage Plan Sales by
                              Wells Fargo Bank

33-54441               S-8    Long-Term Incentive Plan

2-88534, 33-47434      S-3    Dividend Reinvestment and Common Stock Purchase
                              and Share Custody Plan

33-51227               S-3    Shelf registration of senior or subordinated debt
                              securities, preferred stock, depositary shares or common stock

33-60573               S-3    Shelf registration of senior or subordinated debt
                              securities, preferred stock, depositary shares or common stock

33-64575               S-4    Common stock issuable in connection with First
                              Interstate Bancorp acquisition

                              KPMG PEAT MARWICK LLP


San Francisco, California
March 19, 1996